                                PLEDGE AGREEMENT


     THIS PLEDGE AGREEMENT (this "PLEDGE AGREEMENT"), dated as of September 30, 1996, made by GENICOM CORPORATION, a Delaware corporation (the "BORROWER"), THE GUARANTORS FROM TIME TO TIME PARTY HERETO (each a "GUARANTOR", and collectively the "GUARANTORS", and together with the Borrower, each a "PLEDGOR", and collectively the "PLEDGORS") and TEXAS INSTRUMENTS INCORPORATED, a Delaware corporation ("LENDER").

                                    RECITALS

     WHEREAS, pursuant to the Subordinated Promissory Note dated as of the date hereof (as amended, modified, extended, renewed or replaced from time to time, the "NOTE") from the Borrower, Lender has provided to the Borrower a loan in an original principal amount of $9,000,000; and

     WHEREAS, Lender has required, as a condition precedent to making the loan to the Borrower under the Note, that the Pledgors secure their respective obligations under the Note and the other Loan Documents in accordance with the terms of this Pledge Agreement.

     NOW, THEREFORE, in consideration of these premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

     1. DEFINITIONS. Capitalized terms used herein but not otherwise defined shall have the meanings ascribed to such terms in the Note.

     2. PLEDGE AND GRANT OF SECURITY INTEREST. To secure the prompt payment and performance in full when due, whether by lapse of time or otherwise, of the Secured Obligations (as defined in Section 3 hereof), each Pledgor hereby pledges and assigns to Lender, and grants to Lender, a continuing security interest in any and all right, title and interest of such Pledgor in and to the following, whether now owned or existing or owned, acquired, or arising hereafter (collectively, the "PLEDGED COLLATERAL"):

          (a) Pledged Shares. All of the issued and outstanding shares of capital stock of the Domestic Subsidiaries of such Pledgor set forth on
     SCHEDULE 1 attached hereto (all certificates representing such shares and all options and





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     other rights, contractual or otherwise, with respect thereto, collectively the "PLEDGED SHARES").

          (b) Additional Shares. All of the issued and outstanding shares of capital stock of any Domestic Subsidiary which is hereafter formed or acquired by such Pledgor, including without limitation, the certificates representing such shares.

          (c) Other Equity Interests. Any and all other equity interests of such Pledgor in any direct or indirect Subsidiary of the Borrower.

          (d) Proceeds. All proceeds and products of the foregoing, however and whenever acquired and in whatever form.

     Without limiting the generality of the foregoing, it is hereby specifically understood and agreed that a Pledgor may from time to time hereafter deliver additional shares of stock to Lender as collateral security for the Secured Obligations. Upon delivery to Lender, such additional shares of stock shall be deemed to be part of the Pledged Collateral of such Pledgor and shall be subject to the terms of this Pledge Agreement whether or not
SCHEDULE 1 is amended to refer to such additional shares.

     3. SECURITY FOR SECURED OBLIGATIONS. The security interest created hereby in the Pledged Collateral of each Pledgor constitutes continuing collateral security for all of the following, whether now existing or hereafter incurred (the "SECURED OBLIGATIONS"):

          (a)  (i)   In the case of the Borrower, the prompt performance and
     observance by the Borrower of all obligations of the Borrower under the Note, this Pledge Agreement and the other Loan Documents to which the Borrower is a party; or

          (ii) In the case of any Pledgor which is a Guarantor, the prompt performance and observance by such Guarantor of all obligations of such Guarantor under this Pledge Agreement and the other Loan Documents to which such Guarantor is a party, including, without limitation, its guaranty obligations arising under Section 2 of the Guaranty and Security Agreement; and

          (b) All other indebtedness, liabilities and obligations of any kind or nature, now existing or hereafter





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     arising, owing from any Credit Party to Lender, arising under the Loan
     Documents, whether primary, secondary, direct, contingent, or joint and several.

     4.   DELIVERY OF THE PLEDGED COLLATERAL.  Each Pledgor hereby agrees that:

          (a) Certificates. Such Pledgor shall deliver to Lender (i) simultaneously with or prior to the execution and delivery of this Pledge Agreement, all certificates representing the Pledged Shares of such Pledgor and (ii) promptly upon the receipt thereof by or on behalf of such Pledgor, all other certificates and instruments constituting Pledged Collateral of such Pledgor. Prior to delivery to Lender, all such certificates and instruments constituting Pledged Collateral of such Pledgor shall be held in trust by such Pledgor for the benefit of Lender pursuant hereto. All such certificates shall be delivered in suitable form for transfer by delivery or shall be accompanied by duly executed instruments of transfer or assignment in blank, in the form provided in
     SCHEDULE 2 attached hereto.

          (b) Additional Securities. If such Pledgor shall receive by virtue of its being or having been the owner of any Pledged Collateral, any (i) stock certificate, including without limitation, any certificate representing a stock dividend or distribution in connection with any increase or reduction of capital, reclassification, merger, consolidation, sale of assets, combination of shares, stock splits, spin-off or split-off, promissory notes or other instrument; (ii) option or right, whether as an addition to, substitution for, or an exchange for, any Pledged Collateral or otherwise; (iii) dividends payable in securities; or
     (iv) distributions of securities in connection with a partial or total liquidation, dissolution or reduction of capital, capital surplus or paid-in surplus, then such Pledgor shall receive such stock certificate, instrument, option, right or distribution in trust for the benefit of Lender, shall segregate it from such Pledgor's other property and shall deliver it forthwith to Lender in the exact form received together with any necessary endorsement and/or appropriate stock power duly executed in blank in the form provided in SCHEDULE 2, to be held by Lender as Pledged Collateral and as further collateral security for the Secured Obligations.

          (c) Financing Statements. Such Pledgor shall execute and deliver to Lender such UCC financing statements as may





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     be reasonably requested by Lender in order to perfect and protect the security interest created hereby in the Pledged Collateral of such Pledgor.

     5. Representations and Warranties. Each Pledgor hereby represents and warrants to Lender, that so long as any amounts remain payable under the Note or under any other Loan Document:

          (a) Authorization of Pledged Shares. The Pledged Shares of such Pledgor are duly authorized and validly issued, are fully paid and nonassessable and are not subject to the preemptive rights of any Person. All other shares of stock constituting Pledged Collateral will be duly authorized and validly issued, fully paid and nonassessable and not subject to the preemptive rights of any Person.

          (b) Title. Such Pledgor has good and indefeasible title to the Pledged Collateral of such Pledgor and will at all times be the legal and beneficial owner of such Pledged Collateral free and clear of any Lien, except for the security interest created by this Pledge Agreement and other Permitted Liens. There exists no "adverse claim" within the meaning of Section 8.302 of the Uniform Commercial Code as in effect in the State of Texas (the "UCC") with respect to the Pledged Shares of such Pledgor.

          (c) Exercising of Rights. The exercise by Lender of its rights and remedies hereunder will not violate any law or governmental regulation or any material contractual restriction binding on or affecting such Pledgor or any of its Property.

          (d) Pledgor's Authority. No authorization, approval or action by, and no notice or filing with any Governmental Authority or with the issuer of any Pledged Stock of such Pledgor is required either (i) for the pledge made by such Pledgor or for the granting of the security interest by such Pledgor pursuant to this Pledge Agreement; or (ii) for the exercise by Lender of its rights and remedies hereunder (except as may be required by laws affecting the offering and sale of securities).

          (e) Security Interest/Priority. This Pledge Agreement creates a valid security interest in favor of Lender in the Pledged Collateral of such Pledgor. The taking possession by Lender of the certificates representing the Pledged Shares of such Pledgor and all other certificates and instruments constituting Pledged Collateral of such Pledgor





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     will perfect and establish the first priority of Lender's security interest, subject to the subordination in favor of the Senior Lenders pursuant to the subordination provisions contained herein, in the Pledged Shares of such Pledgor and in all other Pledged Collateral of such Pledgor represented by such Pledged Shares and instruments securing the Secured Obligations. Except as set forth in this Section 5(e), no action is necessary to perfect or otherwise protect such security interest.

     6. COVENANTS. Each Pledgor hereby covenants, that so long as any amounts remain payable under the Note or under any other Loan Document, it shall:

          (a) Books and Records. Mark its books and records (and shall cause the issuer of the Pledged Shares of such Pledgor to mark its books and records) to reflect the security interest granted to Lender, pursuant to this Pledge Agreement.

          (b) Defense of Title. Warrant and defend title to and ownership of the Pledged Collateral of such Pledgor at its own expense against the claims and demands of all other parties claiming an interest therein, keep the Pledged Collateral of such Pledgor free from all Liens, except for those created hereunder and the security interest created hereby and except for Permitted Liens, and not sell, exchange, transfer, assign, lease or otherwise dispose of Pledged Collateral of such Pledgor or any interest therein, except as permitted under the Note.

          (c) Further Assurances. Promptly execute and deliver at its expense all further instruments and documents and take all further action that may be necessary and desirable or which Lender may reasonably request in order to (i) perfect and protect the security interest created hereby in the Pledged Collateral of such Pledgor; (ii) enable Lender to exercise and enforce its rights and remedies hereunder in respect of the Pledged Collateral of such Pledgor; and (iii) otherwise effect the purposes of this Pledge Agreement, including, without limitation and if requested by Lender, delivering to Lender irrevocable proxies in respect of the Pledged Collateral of such Pledgor.

          (d) Amendments. Not make or consent to any amendment or other modification or waiver with respect to any of the Pledged Collateral of such Pledgor or enter into any agreement or allow to exist any restriction with respect to





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     any of the Pledged Collateral of such Pledgor other than pursuant hereto or as may be permitted under the Note.

          (e) Compliance with Securities Laws. File all reports and other information now or hereafter required to be filed by such Pledgor with the United States Securities and Exchange Commission and any other state, federal or foreign agency in connection with the ownership of the Pledged Collateral of such Pledgor.

     7.   RIGHTS OF LENDER.

          (a) Power of Attorney. In addition to other powers of attorney contained herein, each Pledgor hereby designates and appoints Lender and each of its designees or agents as attorney-in-fact of such Pledgor, irrevocably and with power of substitution, with authority to take any or all of the following actions upon the occurrence and during the continuance of an Event of Default (as hereinafter defined):

                    (i) to demand, collect, settle, compromise, adjust, and give discharges and releases, all as Lender may reasonably determine;

                    (ii) to commence and prosecute any actions at any court for the purposes of collecting any of the Pledged Collateral of such Pledgor and enforcing any other right in respect thereof;

                    (iii) to defend, settle or compromise any action brought and, in connection therewith, give such discharge or release as Lender may deem reasonably appropriate;

                    (iv) to pay or discharge taxes, liens, security interests, or other encumbrances levied or placed on or threatened against the Pledged Collateral of such Pledgor;

                    (v) to direct any parties liable for any payment under any of the Pledged Collateral of such Pledgor to make payment of any and all monies due and to become due thereunder directly to Lender or as Lender shall direct;

                    (vi) to receive payment of and take receipt for any and all monies, claims, and other amounts due and to become due at any time and from time to time in





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          respect of or arising out of any Pledged Collateral of such Pledgor;

                    (vii) to sign and endorse any drafts, assignments, proxies, stock powers, verifications, notices and other documents relating to the Pledged Collateral of such Pledgor;

                    (viii) to settle, compromise or adjust any suit, action or proceeding described above and, in connection therewith, to give such discharges or releases as Lender may deem reasonably appropriate;

                    (ix) to exchange any of the Pledged Collateral of such Pledgor or other property upon any merger, consolidation, reorganization, recapitalization or other readjustment of the issuer thereof and in connection therewith, deposit any of the Pledged Collateral of such Pledgor with any depository, transfer agent, registrar or other designated agency upon such terms as Lender may determine; and

                    (x) to do and perform all such other acts and things as Lender may reasonably deem to be necessary, proper or convenient in connection with the Pledged Collateral of such Pledgor.

This power of attorney is a power coupled with an interest and shall be irrevocable. Lender shall be under no duty to exercise or withhold the exercise of any of the rights, powers, privileges and options expressly or implicitly granted to Lender in this Pledge Agreement, and shall not be liable for any failure to do so or any delay in doing so. Lender shall not be liable for any act or omission or for any error of judgment or any mistake of fact or law in its individual capacity or its capacity as attorney-in-fact except acts or omissions resulting from its negligence or willful misconduct. This power of attorney is conferred on Lender solely to protect, preserve and realize upon its security interest in Pledged Collateral.

          (b) Performance by Lender of Pledgor's Obligations. If any Pledgor fails to perform any agreement or obligation contained herein, after the occurrence and during the continuance of an Event of Default, Lender itself may perform, or cause performance of, such agreement or obligation, and the expenses of Lender incurred in





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connection therewith shall be payable by the Pledgors on a joint and several basis pursuant to Section 11 hereof.

          (c) Assignment by the Lender. Lender may from time to time assign the Pledged Collateral and any portion thereof, and the assignee shall be entitled to all of the rights and remedies of Lender under this Pledge Agreement in relation thereto.

          (d) Lender's Duty of Care. Other than the exercise of reasonable care to assure the safe custody of the Pledged Collateral while being held by Lender hereunder, Lender shall have no duty or liability to preserve rights pertaining thereto, it being understood and agreed that each Pledgor shall be responsible for preservation of all rights in the Pledged Collateral of such Pledgor, and Lender shall be relieved of all responsibility for Pledged Collateral upon surrendering it or tendering the surrender of it to such Pledgor. Lender shall be deemed to have exercised reasonable care in the custody and preservation of the Pledged Collateral in its possession if such Pledged Collateral is accorded treatment substantially equal to that which Lender accords its own property, it being understood that Lender shall not have responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relating to any Pledged Collateral, whether or not Lender has or is deemed to have knowledge of such matters; or (ii) taking any necessary steps to preserve rights against any parties with respect to any Pledged Collateral.

          (e)  Voting Rights in Respect of the Pledged Collateral.

                    (i) So long as no Event of Default shall have occurred and be continuing, to the extent permitted by law, each Pledgor may exercise any and all voting and other consensual rights pertaining to the Pledged Collateral of such Pledgor or any part thereof for any purpose not inconsistent with the terms of this Pledge Agreement or the Note;

                    (ii) Upon the occurrence and during the continuance of an Event of Default, upon written notice from Lender, all rights of a Pledgor to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to paragraph (i) of this Section 7 shall cease and all such rights





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          shall thereupon become vested in Lender which shall thereupon have the sole right to exercise such voting and other consensual rights.

          (f)  Dividend Rights in Respect of the Pledged Collateral.

                    (i) So long as no Event of Default shall have occurred and be continuing and subject to Section 4(b) hereof, each Pledgor may receive and retain any and all dividends (other than stock dividends and other dividends constituting Pledged Collateral of such Pledgor which are addressed hereinabove) or interest paid in respect of the Pledged Collateral of such Pledgor to the extent they are allowed under the Note.

                    (ii) Upon the occurrence and during the continuance of an Event of Default:

                         (A) all rights of a Pledgor to receive the dividends and interest payments which it would otherwise be authorized to receive and retain pursuant to paragraph (i) of this Section 7(f) shall cease and all such rights shall thereupon be vested in Lender which shall thereupon have the sole right to receive and hold as Pledged Collateral such dividends and interest payments; and

                         (B) all dividends and interest payments which are received by such Pledgor contrary to the provisions of paragraph (A) of this Section 7(f)(ii) shall be received in trust for the benefit of Lender, shall be segregated from other property or funds of such Pledgor, and shall be forthwith paid over to Lender as Pledged Collateral in the exact form received, to be held by Lender as Pledged Collateral and as further collateral security for the Secured Obligations.

          (g) Release of Pledged Collateral. Lender may release any of the Pledged Collateral from this Pledge Agreement or may substitute any of the Pledged Collateral for other Pledged Collateral without altering, varying or diminishing in any way the force, effect, lien, pledge or security interest of this Pledge Agreement as to any Pledged Collateral not expressly released or substituted, and this Pledge Agreement shall continue as a first priority lien,





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     security interest, pledge and charge on all Pledged Collateral not expressly released or substituted when any of the Secured Obligations remain outstanding with respect to the Lender, subject to the subordination in favor of the Senior Lenders pursuant to the subordination provisions contained herein.

     8. ADVANCES BY LENDER. On failure of any Pledgor to perform any of the covenants and agreements contained herein, Lender may, at its sole option and in its sole discretion, perform the same and in so doing may expend such sums as Lender may reasonably deem advisable in the performance thereof, including, without limitation, the payment of any taxes, a payment to obtain a release of a Lien or potential Lien, expenditures made in defending against any adverse claim and all other expenditures which Lender may make for the protection of the security hereof or which Lender may be compelled to make by operation of law. All such sums and amounts so expended shall be repayable by the Pledgors on a joint and several basis promptly upon notice thereof and demand therefor, shall constitute additional Secured Obligations and shall bear interest from the date said amounts are expended at the default rate provided for in Section
2.3 of the Note. No such performance of any covenant or agreement by Lender on behalf of any Pledgor, and no such advance or expenditure therefor, shall relieve the Pledgors of any default under the terms of this Pledge Agreement or the other Loan Documents. Lender may make any payment hereby authorized in accordance with any bill, statement or estimate procured from the appropriate public office or holder of the claim to be discharged without inquiry into the accuracy of such bill, statement or estimate or into the validity of any tax assessment, sale, forfeiture, tax lien, title or claim except to the extent such payment is being contested in good faith by a Pledgor in appropriate proceedings and against which adequate reserves are being maintained in accordance with GAAP.

     9. EVENTS OF DEFAULT. The occurrence of an Event of Default under and as defined in the Note shall be an Event of Default hereunder ("EVENT OF DEFAULT").

     10. REMEDIES UPON DEFAULT. If any Event of Default shall have occurred and be continuing:

          (a) Rights and Remedies. Lender may exercise in respect of the Pledged Collateral of any Pledgor, in addition to other rights and remedies provided for herein or otherwise available to it, all rights and remedies of a





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     secured party upon default under the UCC or any other applicable law.

          (b) Sale of Pledged Collateral. Without limiting the generality of this Section and without notice (except as provided below), Lender may, in its sole discretion, sell or otherwise dispose of or realize upon the Pledged Collateral, or any part thereof, in one or more parcels, at public or private sale, at any exchange or broker's board or elsewhere, at such price or prices and on such other terms as Lender may deem commercially reasonable, for cash, credit or for future delivery or otherwise in accordance with applicable law. To the extent permitted by law, Lender may in such event, bid for the purchase of such securities. Each Pledgor agrees that any requirement of reasonable notice shall be met if notice, specifying the place of any public sale or the time after which any private sale is to be made, shall be personally served on or mailed, postage prepaid, to such Pledgor in accordance with the notice provisions of Section 15 of the Note at least 10 days before time of such sale. Lender shall not be obligated to make any sale of Pledged Collateral of such Pledgor regardless of notice of sale having been given. Lender may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

          (c) Private Sale. The Pledgors recognize that Lender may deem it impracticable to effect a public sale of all or any part of the Pledged Shares or any of the securities constituting Pledged Collateral and that Lender may, therefore, determine to make one or more private sales of any such securities to a restricted group of purchasers who will be obligated to agree, among other things, to acquire such securities for their own account, for investment and not with a view to the distribution or resale thereof. Each Pledgor acknowledges that any such private sale may be at prices and on terms less favorable to the seller than the prices and other terms which might have been obtained at a public sale and, notwithstanding the foregoing, agrees that such private sale per se shall not be deemed to have been made in a commercially unreasonable manner and that Lender shall have no obligation to delay sale of any such securities for the period of time necessary to permit the issuer of such securities to register such securities for public sale under the Securities Act of 1933. Each Pledgor further acknowledges and agrees that any offer to sell such





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     securities which has been publicly advertised on a bona fide basis in a newspaper or other publication of general circulation in the financial community of New York, New York (to the extent that such offer may be advertised without prior registration under the Securities Act of 1933) shall be deemed to involve a "public sale" under the UCC, notwithstanding that such sale may not constitute a "public offering" under the Securities Act of 1933, and Lender may, in such event, bid for the purchase of such securities.

          (d) Retention of Pledged Collateral. Lender may, after providing the notices required by Section 9.505(b) of the UCC or otherwise complying with the requirements of applicable law of the relevant jurisdiction, retain all or any portion of the Pledged Collateral in satisfaction of the Secured Obligations. Unless and until Lender shall have provided such notices, however, Lender shall not be deemed to have retained any Pledged Collateral in satisfaction of any Secured Obligations for any reason.

          (e) Application of Proceeds. Upon the occurrence and during the continuance of an Event of Default, any payments in respect of the Secured Obligations and any proceeds of any Pledged Collateral, when received by Lender in cash or its equivalent, will be applied in reduction of the Secured Obligations in such order and manner as set forth in Section 11 of the Guaranty and Security Agreement, and each Pledgor irrevocably waives the right to direct the application of such payments and proceeds and acknowledges and agrees that Lender shall have the continuing and exclusive right to apply and reapply any and all such payments and proceeds notwithstanding any entry to the contrary upon any of its books and records. The Pledgors shall remain liable to Lender for any deficiency.

          (f) Deficiency. In the event that the proceeds of any sale, collection or realization are insufficient to pay all amounts to which Lender is legally entitled, the Pledgors shall be jointly and severally liable for the deficiency, together with interest thereon at the default rate provided in Section 2.3 of the Note, together with the costs of collection and the reasonable fees of any attorneys employed by Lender to collect such deficiency. Any surplus remaining after the full payment and satisfaction of the Secured Obligations shall be returned to the appropriate Pledgors or to whomsoever a court of competent jurisdiction shall determine to be entitled thereto.





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     11.  COSTS OF COUNSEL.  If at any time hereafter, after the occurrence and during the continuance of an Event of Default or not, Lender employs counsel to prepare or consider amendments, waivers or consents with respect to this Pledge Agreement, or to take action or make a response in or with respect to any legal or arbitral proceeding relating to this Pledge Agreement or relating to the Pledged Collateral, or to protect the Pledged Collateral of any Pledgor or exercise any rights or remedies under this Pledge Agreement or with respect to any Pledged Collateral, then the Pledgors agree to promptly pay upon demand any and all such reasonable costs and expenses of Lender, all of which costs and expenses shall constitute Secured Obligations hereunder.

     12. CONTINUING AGREEMENT. This Pledge Agreement shall be a continuing agreement in every respect and shall remain in full force and effect so long as any amounts remain payable under the Note or under any other Loan Document. Upon such termination of this Pledge Agreement, Lender shall, upon the request and at the expense of the Obligors, forthwith release all of its liens and security interests hereunder. Notwithstanding the foregoing, all releases and indemnities provided hereunder shall survive termination of this Pledge Agreement.

     13. AMENDMENTS; WAIVERS; MODIFICATIONS. This Pledge Agreement and the provisions hereof may not be amended, waived, modified, changed, discharged or terminated except as set forth in Section 11 of the Note.

     14. SUCCESSORS IN INTEREST. This Pledge Agreement shall create a continuing security interest in the Collateral and shall be binding upon each Pledgor, its successors and assigns and shall inure, together with the rights and remedies of Lender hereunder, to the benefit of Lender and its successors and assigns; provided, however, that none of the Pledgors may assign its rights or delegate its duties hereunder without the prior written consent of Lender, which may be withheld in Lender's sole and absolute discretion. To the fullest extent permitted by law, each Pledgor hereby releases Lender, and its successors and assigns, from any liability for any act or omission relating to this Pledge Agreement or the Collateral, except for any liability arising from the negligence or willful misconduct of Lender, or its officers, employees or agents.

     15. NOTICES. All notices required or permitted to be given under this Pledge Agreement shall be in conformance with Section 15 of the Note.





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     16.  COUNTERPARTS.  This Pledge Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. It shall not be necessary in making proof of this Pledge Agreement to produce or account for more than one such counterpart.

     17. HEADINGS. The headings of the sections and subsections hereof are provided for convenience only and shall not in any way affect the meaning or construction of any provision of this Pledge Agreement.

     18.  GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE.

          (a) THIS PLEDGE AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS. Any legal action or proceeding with respect of this Pledge Agreement may be brought in the courts of the State of Texas in Dallas County, or of the United States in the District Court for the Northern District of Texas, and, by execution and delivery of this Pledge Agreement, each of the Pledgors hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the nonexclusive jurisdiction of such courts. Each of the Pledgors further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to it at the address set out for notices pursuant to Section 15 of the Note, such service to become effective 3 days after such mailing. Nothing herein shall affect the right of Lender to serve process in any other manner permitted by law or to commence legal proceedings or to otherwise proceed against any Pledgor in any other jurisdiction.

          (b) Each of the Pledgors hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Pledge Agreement brought in the courts referred to in subsection (a) hereof and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.





                                       14

          (c) TO THE EXTENT PERMITTED BY LAW, LENDER AND EACH OF THE PLEDGORS HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS PLEDGE AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

     19. SEVERABILITY. If any provision of any of the Pledge Agreement is determined to be illegal, invalid or unenforceable, such provision shall be fully severable and the remaining provisions shall remain in full force and effect and shall be construed without giving effect to the illegal, invalid or unenforceable provisions.

     20. ENTIRETY. This Pledge Agreement and the other Loan Documents represent the entire agreement of the parties hereto and thereto, and supersede all prior agreements and understandings, oral or written, if any, including any commitment letters or correspondence relating to the Loan Documents or the transactions contemplated herein and therein.

     21. SURVIVAL. All representations and warranties of the Pledgors hereunder shall survive the execution and delivery of this Pledge Agreement and the other Loan Documents, the delivery of the Note and the making of the loan under the Note.

     22. OTHER SECURITY. To the extent that any of the Secured Obligations are now or hereafter secured by Property other than the Collateral (including, without limitation, real property and securities owned by any Pledgor), or by a guarantee, endorsement or Property of any other Person, then Lender shall have the right to proceed against such other property, guarantee or endorsement upon the occurrence of any Event of Default, and Lender has the right, in its sole discretion, to determine which rights, security, liens, security interests or remedies Lender shall at any time pursue, relinquish, subordinate, modify or take with respect thereto, without in any way modifying or affecting any of them or any of Lender's rights or the Secured Obligations under this Pledge Agreement or under any other of the Loan Documents.

     23. JOINT AND SEVERAL OBLIGATIONS OF PLEDGORS. All payment obligations of the Pledgors hereunder shall be joint and several.

     24. INCORPORATION OF TERMS OF NOTE. Each Guarantor hereby agrees that the representations and warranties set forth in Section 3 of the Note, the affirmative covenants set forth in Section 4 of the Note and the negative covenants set forth in Section 5 of the Note shall be incorporated into this Pledge Agreement and hereby makes each such representation and warranty





                                       15
to be made by it as a Credit Party and hereby agrees to be bound by each affirmative and negative covenant applicable to a Credit Party or to it as a Subsidiary of the Borrower.

     25. AGENT OF SENIOR LENDERS AS AGENT. Notwithstanding anything to the contrary contained in this Pledge Agreement, Lender agrees that whenever the Obligors are required to deliver Collateral to Lender and in which Collateral Lender's security interests are subordinate to the Senior Lenders, delivery to the Senior Lenders or the agent for the Senior Lenders under the Senior Debt shall be deemed delivery to Lender and the Senior Lenders or the agent for the Senior Lenders shall be the bailee to Lender for purposes of holding such Collateral. The Obligors hereby instruct the Senior Lenders and the agent for the Senior Lenders, upon payment in full of the Senior Debt, to deliver all Collateral held by the Senior Lenders or the agent for the Senior Lenders as security for the Senior Debt to Lender to be held hereunder.

     26. SUBORDINATION OF LIENS. The Liens and security interests granted under this Pledge Agreement are subordinate to the Liens and security interests granted to the Senior Lenders under the Senior Debt on the terms and subject to the conditions set forth in the Letter Agreement.


           [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]





                                       16

     Each of the Pledgors has caused a counterpart of this Pledge Agreement to be duly executed and delivered as of the date first above written.

BORROWER:
                         GENICOM CORPORATION


                         By James C. Gale
                            ----------------------------
                         Name James C. Gale
                              --------------------------
                         Title Senior VP Finance and CFO
                               -------------------------

GUARANTORS:
----------

                         GENICOM INTERNATIONAL HOLDINGS CORPORATION


                         By James C. Gale
                            ----------------------------
                         Name James C. Gale
                              --------------------------
                         Title Senior VP Finance and CFO
                               -------------------------


                         GENICOM INTERNATIONAL SALES CORPORATION


                         By James C. Gale
                            ----------------------------
                         Name James C. Gale
                              --------------------------
                         Title Senior VP Finance and CFO
                               -------------------------


                         DELMARVA TECHNOLOGIES CORPORATION


                         By James C. Gale
                            ----------------------------
                         Name James C. Gale
                              --------------------------
                         Title Senior VP Finance and CFO
                               -------------------------


                         RASTEK CORPORATION


                         By James C. Gale
                            ----------------------------
                         Name James C. Gale
                              --------------------------
                         Title Senior VP Finance and CFO
                               -------------------------


                             [Signatures continued]





                                       17

                         ENTERPRISING SERVICE SOLUTIONS CORPORATION


                         By James C. Gale
                            ----------------------------
                         Name James C. Gale
                              --------------------------
                         Title Senior VP Finance and CFO
                               -------------------------


                         PRINTER SYSTEMS CORPORATION


                         By James C. Gale
                            ----------------------------
                         Name James C. Gale
                              --------------------------
                         Title Senior VP Finance and CFO
                               -------------------------


                         THE PRINTER CONNECTION, INC.


                         By James C. Gale
                            ----------------------------
                         Name James C. Gale
                              --------------------------
                         Title Senior VP Finance and CFO
                               -------------------------


                         PRINTER SYSTEMS INTERNATIONAL, LTD.


                         By James C. Gale
                            ----------------------------
                         Name James C. Gale
                              --------------------------
                         Title Senior VP Finance and CFO
                               -------------------------


Accepted and agreed to as of the date first above written.

                              TEXAS INSTRUMENTS INCORPORATED


                              By Pallab K. Chatterjee
                                 --------------------
                              Name Pallab K. Chatterjee
                                   --------------------
                              Title Pres., Personal Productivity
                                   -----------------------------







                                                                           E-105